UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas	75261 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On June 13, 2003, the Board of Directors of Aviall, Inc., a Delaware corporation (“Aviall”), announced that Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P. and Carlyle-Aviall Partners II, L.P., affiliates of The Carlyle Group (collectively, the “Carlyle Investors”), converted all of Aviall’s Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), into 11,100,878 shares of Aviall’s common stock, following Aviall’s reduction in the conversion price from $5.80 per share to approximately $4.62 per share. Aviall will account for this reduction as a one-time, $24.3 million non-cash reduction to Aviall’s net earnings available to common shareholders, similar to a non-cash dividend, for the quarter ending June 30, 2003. The newly issued shares of common stock to the Carlyle Investors represent approximately 36% of Aviall’s outstanding common stock. A copy of the press release describing the conversion is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with the conversion of the Series D Preferred Stock, Aviall also entered into an Investor Rights Agreement with the Carlyle Investors and agreed to appoint Peter J. Clare and Allan M. Holt, who served on the Board of Directors as designees of the Series D Preferred Stock, to the Board of Directors to the classes of directors with terms expiring at the 2004 and 2005 annual meetings of stockholders, respectively. The Investor Rights Agreement provides the Carlyle Investors with certain rights and prohibits Aviall from taking certain actions, including the following, without the prior written consent of the Carlyle Investors:

•	waiving or amending any provision of Aviall’s Restated Certificate of Incorporation or its Amended and Restated By-laws in a manner adverse to the Carlyle Investors;

•	incurring more than $50.0 million in debt in any 12-month period, except refinancing existing indebtedness;
•	authorizing or issuing stock senior to the common stock;
•	making specified payments and capital expenditures in excess of $50.0 million, except for certain inventory purchases;
•	entering into certain transactions with affiliates of Aviall; and
•	effecting any voluntary liquidation, dissolution or winding-up of Aviall.

Upon the occurrence of certain events, including if the Carlyle Investors and their affiliates hold less than ten percent (10%) of Aviall’s outstanding common stock, the rights of the Carlyle Investors under the Investor Rights Agreement will terminate. The foregoing summary is qualified in its entirety by reference to the Investor Rights Agreement, attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished with this Form 8-K.

4.1	Investor Rights Agreement by and among Aviall, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P. and Carlyle-Aviall Partners II, L.P., dated as of June 12, 2003.

99.1	Press Release dated June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Colin M. Cohen
Name: Title:	Colin M. Cohen Vice President and Chief Financial Officer

Date: June 12, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Investor Rights Agreement by and among Aviall, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P. and Carlyle-Aviall Partners II, L.P., dated as of June 12, 2003.

99.1	Press Release, dated June 13, 2003.